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                                                                 EXHIBIT 10.16.2

                     WESTCORP EMPLOYEE STOCK OWNERSHIP PLAN
                            AND SALARY SAVINGS PLAN
                               2ND PLAN AMENDMENT

     This Westcorp Employee Stock Ownership Plan and Salary Savings Plan is hereby amended effective January 1, 1999 unless otherwise provided:

Section 3.1

     Section 3.1 shall be amended effective July 1, 1999 to read as follows:

     (a) Every Employee of the Company shall become eligible to participate in the Plan as of the Entry Date following the later of

          (i) the attainment of age twenty-one (21) and

          (ii) the completion of 6 consecutive months of employment during which the Employee completes at least five hundred (500) Hours of Service. Notwithstanding the requirement of five hundred Hours of Service, any Employee who completes a Year of Service shall be eligible to participate in the Plan.

Section 6.2

     Section 6.2(b) shall be amended to read as follows:

     The amount of Employer matching contribution to be allocated to an eligible Participant's Employer Matching Contribution Account for a Plan Year shall be

          (i) 100% of up to the first $500 of Participant Salary Savings contributions for a Plan Year and

          (ii) 50% of Participant Salary Savings Contributions for a Plan Year in excess of the first $500 and up to a maximum 6% of Compensation.

Section 6.3

     Section 6.3 shall be amended by addition of subsection (d) to read as follows:

     (d) Notwithstanding the provisions of Section 6.3(b) above, should the Company elect to make ESOP Contributions other
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than at the end of the Plan Year, such ESOP Contribution(s) shall be allocated to the ESOP Contribution Account of Participants (as defined in Section 2.47) and who are Employees (as defined in Section 2.22) as of the date of such Contribution.

Section 8.4

          Section 8.4 is hereby amended by changing the reference to "thirty-five hundred dollars ($3,500)" to "five thousand dollars ($5,000) ..."

Section 9.4

          Section 9.4 is hereby amended by changing the reference to "thirty-five hundred dollars ($3,500)" to "five thousand dollars ($5,000) ..."

Section 18.4

          Section 18.4 shall be added as follows effective December 12, 1994:

          18.4 USERRA

          Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above.

Dated: __________                       WESTCORP


                                        By:__________________________



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